Exhibit 99.1

ACUITY BRANDS, INC.

LONG-TERM INCENTIVE PLAN

AMENDMENT NO. 1

TO

STOCK OPTION AGREEMENT

FOR NONEMPLOYEE DIRECTOR

THIS AMENDMENT, made as of the 25th day of October, 2006 by and between ACUITY BRANDS, INC., a Delaware Corporation, (the “Company”) and Jay M. Davis (“Optionee”).

W • I • T • N • E • S • S • E • T • H      T • H • A • T:

WHEREAS, the Company maintains the Acuity Brands, Inc. 2001 Nonemployee Directors’ Stock Option Plan (the “Plan”), under which Optionee has received one or more Stock Option Awards under the Plan; and

WHEREAS, the Company granted to Optionee an Option for 1,500 Shares of Company Common Stock, subject to, and in accordance with, the terms and conditions set forth in the Stock Option Agreement for Nonemployee Directors (the “Award Agreement”) dated as of January 12, 2006 (the “Grant Date”); and

WHEREAS, the Company desires to amend the Award Agreement to modify the vesting date of the Option contained therein;

NOW, THEREFORE, for and in consideration of the premises, the Award Agreement is hereby amended, effective as of the date first above written, as follows:

1.

Section 4 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“4. Vesting and Exercisability of Option.

Unless otherwise provided in the Agreement or the Plan, the Option shall entitle the Optionee to purchase, in whole at any time or in part from time to time, the shares covered by the Option after January 11, 2007.”

2.

Except as hereby modified, the Award Agreement shall remain in full force and effect as originally written.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:	ACUITY BRANDS, INC.

/s/ Helen D. Haines	/s/ Vernon J. Nagel
Helen D. Haines, Secretary	Vernon J. Nagel, Chairman, President and Chief Executive Officer

OPTIONEE:

/s/ Jay M. Davis
Jay M. Davis